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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNION PLANTERS HOME EQUITY CORP.


         ARTICLE FIRST:    The name of the corporation (the "Corporation") is:

                        UNION PLANTERS HOME EQUITY CORP.

                  ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  ARTICLE THIRD: For all purposes of this Certificate of Incorporation, the following terms have the meanings assigned to them in this Article THIRD and such definitions extend to the plural as well as the singular forms of the defined terms.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any holder of common stock of the Corporation.

                  "Independent Director" means a Person (i) who, except in his or her capacity as a director and/or officer of the Corporation, is not an employee, director or officer, or a former employee, director or officer, of Union Planters Corporation or any Affiliate; provided, however, that such person may have formerly served as an Independent Director of an Affiliate of Union Planters Corporation, (ii) who is not a direct, indirect or beneficial holder of 5% or more of the outstanding stock or any other equity interest in Union Planters Corporation or any Affiliate, (iii) who is not a spouse, parent, child, grandchild or sibling of any individual encompassed within clause (i) or clause (ii) above, (iv) who is not a trustee in bankruptcy of Union Planters Corporation or any Affiliate, and (v) who has not received, and was not a member or employee of a firm or business that received, in any year within the five years immediately preceding or any years during such person's incumbency as a director or officer of the Corporation, fees or other income from Union Planters Corporation or any Affiliate in the aggregate in excess of 10% of the gross income, for any applicable year, of such person, firm or business (not including any fees received by such person for his or her service as a Director or officer of the Corporation).

                  "Person" means any individual, corporation, association, company, limited liability company, joint-stock company, business trust, partnership, joint venture,



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         unincorporated organization or government or any agency or political subdivision thereof.

                  ARTICLE FOURTH: The purposes for which the Corporation is formed are limited solely as follows:

                  (a) To purchase or otherwise acquire, own, hold, pledge, finance, transfer, assign and otherwise deal in or with mortgage loans, mortgage-backed securities, mortgage collateralized obligations, other interests in real estate, United States government securities and securities of any agency or instrumentality of the United States, and any combination of the foregoing, including, but not limited to, (1) mortgage loans secured by senior or subordinate liens on residential property, (2) participation interests in mortgage loans, (3) pass-through, mortgage-backed certificates as to which the Fannie Mae guarantees the timely payment of interest at the pass-through rate and the timely payment of principal, (4) pass-through, mortgage-backed certificates as to which the Freddie Mac guarantees timely payment at the participation certificate rate and the ultimate collection of all principal, (5) pass-through, mortgage-backed certificates as to which the Government National Mortgage Association guarantees timely payment of principal installments and interest fixed on the certificate, (6) pass-through, mortgage-backed certificates as to which the United States Department of Veterans Affairs guarantees the timely payment of interest at the pass-through rate and the timely payment of principal,
         (7) regular or residual interests in real estates mortgage investment conduits or regular or ownership interests in financial assets securitization investment trusts, (8) any other mortgage pass-through certificates or mortgage-collateralized obligations, (9) entitlements to payments on or other interests in such mortgage loans, certificates, or obligations ((a) (1) through (a) (9), collectively, "Mortgage Collateral"), and (10) other securities issued or guaranteed by the United States government or any agency, subdivision or instrumentality thereof ("Government Securities").

                  (b) To (1) issue and sell from time to time one or more series of certificates, bonds, notes or other securities and to incur other indebtedness, including the issuance and sale of certificates representing interests in trusts established by the Corporation (collectively the "Securities"), which Securities shall (A) represent interests in or be secured by the Mortgage Collateral, Government Securities or other assets pledged or sold to secure payment of such Securities (such other assets, together with the Mortgage Collateral and Government Securities, the "Collateral"), (B) be nonrecourse to the Corporation and its assets other than the Collateral and (C) not constitute a claim against the Corporation to the extent that funds produced by the Collateral are insufficient to allow full and/or timely payments or distributions to be made on such Securities or to allow full and/or timely payment of principal and interest thereon in accordance with the terms thereof and (2) incur, assume or guaranty indebtedness to the extent not prohibited under paragraph (b) of Article FIFTH below;

                  (c) To (1) acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with Securities, (2) acquire, own, hold, sell, transfer, assign,



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         pledge, finance, refinance and otherwise deal in or with Collateral, and (3) acquire, own, hold, sell, transfer, assign, pledge and otherwise deal in or with any or all of the ownership interests in trusts established by the Corporation or other entities, institutions or individuals.

                  (d) To use the proceeds of the sale of the Securities to purchase or otherwise acquire Collateral or to loan the proceeds of the sale of the Securities to entities that may or may not be affiliated with the Corporation or to make dividend payments to the extent permitted by law;

                  (e) To invest cash balances, from time to time, as provided in any trust agreement, pooling and servicing agreement, indenture or similar document to which the Corporation may be a party in connection with the issuance of the Securities; and

                  (f) Subject to the limitations contained in Article FIFTH of this Certificate of Incorporation, to engage in any activity and to exercise any power that is incidental to or that renders convenient the accomplishment of any or all of the foregoing and that is permitted to corporations under the laws of the State of Delaware and that is not required to be set forth specifically in this Certificate of Incorporation.

                  ARTICLE FIFTH: Notwithstanding any other provision in this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, until such time as all interests of the Corporation evidenced by Securities shall be indefeasibly paid in full and all liens and security interests securing such indebtedness shall be indefeasibly released and discharged, the Corporation shall not perform any act in contravention of any of the following clauses of this Article FIFTH without the express prior written unanimous consent of the Board of Directors, including each Independent Director; provided, however, the Corporation shall not perform any act in contravention of any of the following clauses of this Article FIFTH if such act would cause a reduction or withdrawal of any credit rating assigned by any nationally recognized statistical rating organization (each, a "Rating Agency") to any Security at the request of the Corporation:

                  (a) The Corporation shall not engage in any business or activity other than as authorized in Article FOURTH hereof.

                  (b) The Corporation shall not incur, assume or guaranty any indebtedness except for (1) such indebtedness as (A) may be incurred by the Corporation in connection with the issuance of the Securities and
         (B) provides for recourse solely to the Collateral pledged to secure such indebtedness or to entities other than the Corporation, and (2) indebtedness that by its terms (A) is subordinated to indebtedness of the Corporation evidenced by Securities and (B) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Corporation until at least 91 days after every indebtedness of the Corporation evidenced by the Securities is indefeasibly paid in full.



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                  (c) The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                  (1) the entity (if other than the Corporation) formed in or surviving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (A) shall be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (B) shall expressly assume the obligations, if any, of the Corporation under, by amendment or supplement to any indentures, trust agreements or pooling and servicing agreements (collectively, the "Indentures") pursuant to which the Securities that are then outstanding may have been issued by the Corporation or by trusts established by the Corporation, which amendments and/or supplements must be executed and delivered to the appropriate trustees under such Indentures (the "Trustees"), in form satisfactory to such Trustees;

                  (2) immediately after giving effect to such transaction, no default or event of default under the Indentures shall have occurred and be continuing;

                  (3) the Corporation shall have delivered to the Trustees an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indentures are not prohibited under the terms of the Indentures and that all conditions precedent provided for in the Indentures relating to such transaction have been complied with; and

                  (4) the Corporation shall have received written confirmation from each Rating Agency that has rated any of the outstanding Securities at the request of the Corporation that such consolidation, merger, conveyance or transfer will not adversely affect such Rating Agency's ratings of the outstanding Securities;

         provided, however, that the provisions of Article FIFTH shall not limit the ability of the Corporation to sell the Collateral securing an outstanding series of Securities, subject to the lien in favor of such Securities, to a limited-purpose trust, limited liability company, partnership or corporation.



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                  Upon any consolidation or merger with respect to the
         Corporation, or any conveyance or transfer of the properties and assets of the Corporation substantially as an entirety as provided above, the entity formed by or surviving such consolidation or merger (if other than the Corporation) or the entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Indentures with the same effect as if such entity had been an original party to each such Indenture. In the event of any such conveyance or transfer, the Corporation may be dissolved, wound-up and liquidated at any time thereafter, and the Corporation thereafter shall be released from its liabilities and its obligations under the Indentures.

                  (d) The Corporation shall not amend, alter, change or repeal any provision contained in Article THIRD, FOURTH, FIFTH, SIXTH, TENTH, ELEVENTH OR THIRTEENTH of this Certificate of Incorporation.

                  (e) The Corporation shall not issue any additional Securities if such issuance would result in the downgrading or withdrawal of any ratings assigned to the outstanding Securities by any Rating Agency that rated such outstanding Securities at the request of the Corporation.

                  (f) For so long as any Securities issued by the Corporation are outstanding, the Corporation shall not dissolve or liquidate in whole or in part except in connection with a merger, consolidation or sale of assets as provided in this Article FIFTH.

                  (g) The Corporation shall not engage in transactions with Affiliates except on a commercially reasonable basis.

                  (h) For so long as any Securities issued by the Corporation are outstanding, the Corporation shall not take any action that is reasonably likely to cause the Corporation to become insolvent in either the balance-sheet or equity sense.

                  ARTICLE SIXTH: Notwithstanding any other provision in this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, until such time as all indebtedness of the Corporation evidenced by Securities shall be indefeasibly paid in full and all liens and security interests securing such indebtedness shall be indefeasibly released and discharged, for so long as any Securities issued either by the Corporation are outstanding, the Corporation shall not, without the express prior written unanimous consent of the Board of Directors, including each Independent Director, file a voluntary or involuntary petition for relief under any chapter of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, institute proceedings for the Corporation to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Corporation, or file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation, or a substantial part of the property of the Corporation, or make any assignment for the benefit of creditors for itself,



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or, except as required by law, admit in writing it's inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

                  ARTICLE SEVENTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

                  ARTICLE EIGHTH: The name and mailing address of the Sole Incorporator is as follows:

         Name                               Mailing Address
         ----                               ---------------

         David B. Rich, III, Esquire        Hunton & Williams
                                            Bank of America Plaza
                                            Suite 3500
                                            101 South Tryon Street
                                            Charlotte, North Carolina  28280

                  ARTICLE NINTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, its Directors and holders of its capital stock:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

                  (b) The Directors of the Corporation shall have concurrent power with the common stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (c) The number of Directors of the Corporation shall be as from time to time fixed by, or set in the manner provided in, the By-Laws of the Corporation. Election of Directors need not be by written ballot unless the By-Laws so provide. The number of Directors constituting the initial Board of Directors shall be [two] [three] [(2)
         (3)], and the names and addresses of the persons who are to serve as the initial Directors are as follows:


         Name                                        Address
         ----                                        -------

         Norman J. Burglin                           7130 Goodlett Farms Parkway
                                                     Cordova, Tennessee 38018

         Bobby L. Doxey                              7130 Goodlett Farms Parkway
                                                     Cordova, Tennessee 38018

                  (d) No Director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its



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         stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law, relating to dividends, stock purchases and redemptions, or (4) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders or the Board of Directors; provided, however, that no By-Laws hereafter adopted by the stockholders or the Board of Directors shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been adopted. The Corporation's Board of Directors will duly authorize all of the Corporation's actions.

                  ARTICLE TENTH: Notwithstanding any other provision in this Certificate of Incorporation and any other provision of law to the contrary, until such time as all indebtedness of the Corporation evidenced by Securities shall be indefeasibly paid in full and all liens and security interests securing such indebtedness shall be indefeasibly released and discharged, the Corporation at all times shall:

                  (a) maintain its books, records and bank accounts separate and apart from those of all other Persons;

                  (b) not commingle any of its assets with those of any other Person;

                  (c) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations

                  (d) pay its own liabilities out of its own funds;

                  (e) maintain financial statements separate and apart from those of all other Persons;

                  (f) observe all corporate formalities, organizational formalities and other applicable or customary formalities;

                  (g) not guarantee or become obligated for the debts of any other Person except as provided in Article FIFTH or hold out its credit as being available to satisfy the obligations of any other Person;

                  (h) not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;



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                  (i) not acquire the direct obligations of, or securities
         issued by, its shareholders or any Affiliate;

                  (j) allocate fairly and reasonably any overhead for expenses that are shared with an Affiliate, including paying for the office space and services performed by any employee of any Affiliate;

                  (k) use stationery, invoices and checks bearing its own name;

                  (l) conduct business in its own name, promptly correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person;

                  (m) maintain adequate capital in light of its contemplated business operations;

                  (n) maintain arm's length relationships with all Affiliates and enter into transactions with Affiliates only on commercial reasonable bases; and

                  (o) not have any employees other than employees necessary to perform authorized activities.

                  ARTICLE ELEVENTH: The Board of Directors of the Corporation shall include at least one Independent Director at all times when any Securities are outstanding. When voting on matters subject to the vote of the Board of Directors, notwithstanding that the Corporation is not then insolvent in either the equity or balance-sheet sense, the Independent Director shall take into account the interests of the creditors of the Corporation, including, but not limited to, the interests of all holders of Securities rated by any Rating Agency that has rated the Securities at the request of the Corporation.

                  ARTICLE TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  ARTICLE THIRTEENTH: The Corporation is to have perpetual existence.

                  ARTICLE FOURTEENTH: The Corporation shall indemnify, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, all persons who may be indemnified pursuant thereto. As part of such indemnification, the Corporation shall advance the expenses of such indemnified persons to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. Notwithstanding any other provision in this Article FOURTEENTH, (a) the Corporation's indemnification and advance obligations shall be fully subordinate to all indebtedness of the Corporation evidenced by Securities and (b) none of the Corporation's indemnification and advance obligations shall



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constitute a "claim" against the Corporation within the meaning of 11 U.S.C. ss.
101(5) until all indebtedness of the Corporation evidenced by Securities is indefeasibly paid in full.

                  The Corporation and any Affiliate may purchase and maintain insurance on behalf of any Person who is or was a director or officer of the Corporation against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Article or applicable law.

                  ARTICLE FIFTEENTH: Except as provided in Articles FIFTH and SIXTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the sole incorporator of the Corporation herein before named, do hereby declare and certify that the Corporation has duly authorized this Certificate of Incorporation and the facts herein stated are true, and accordingly have hereunto set my hand as of this 30th day of August, 2000.



                                               By:  /s/ David B. Rich, III
                                                    ----------------------
                                                    Sole Incorporator
                                                    David B. Rich, III



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